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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 12, 2000

                               vFINANCE.COM, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                1-11454-03                58-1974423
(State or other jurisdiction     (Commission File Number)       (IRS Employer
of incorporation)                                              Identificatio No.


3300 PGA BLVD., SUITE 810
PALM BEACH GARDENS, FL                                               33410
(Address of principal executive offices)                           (Zip Code)

                                 (305) 374-0282
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2. OTHER EVENTS.

         On September 12, 2000, vFinance.com, Inc. (the "Company") entered into a letter of intent (the "LOI") whereby it agreed to acquire all of the outstanding capital stock of NW Holdings, Inc. ("NWH"), which is the parent company of First Level Capital, Inc. ("First Level"), a merchant and investment banking firm with offices in New York, New Jersey and Florida. First Level provides investment banking services to small and medium sized companies and retail brokerage services to companies, financial institutions and high net worth investors. The firm is a registered broker-dealer and a market maker in more than 100 U.S. securities. The Company intends to structure this transaction as a tax-free exchange in which it will exchange with the shareholders of NWH 1,500,000 unregistered shares of its common stock and options to purchase 875,000 shares of its common stock at $2.25 a share for all of the outstanding shares of NWH. The holders of the shares underlying the options will be granted certain piggyback registration rights with respect to those shares.

         Under the terms of the LOI, the Company has 60 days to conduct a due diligence investigation of the business of First Level and NWH. The LOI may be terminated by either party for any reason prior to the execution of a definitive agreement with respect to this transaction. Additionally, the completion of this transaction is subject to the NASD's approval of the change in control of First Level. Accordingly, there can be no assurances that the transaction will be completed.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (A)      FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.

         Not Applicable.

         (B)      EXHIBITS.

         None


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     vFINANCE.COM, INC.



                                     /s/ Leonard J. Sokolow
                                     -------------------------------------------
Date: September 15, 2000             Leonard J. Sokolow, Chief Executive Officer